As filed with the Securities and Exchange Commission on August 14, 2000
                                         Registration Statement No. 333-________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                BRITESMILE, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

           UTAH                                    87-0410364
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)


                              490 North Wiget Lane
                             Walnut Creek, CA 94598
                                 (925) 941-6260
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)
                             ----------------------

                                  PAUL A. BOYER
                             CHIEF FINANCIAL OFFICER
                                BriteSmile, Inc.
                              490 North Wiget Lane
                             Walnut Creek, CA 94598
                                 (925) 941-6260
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:
                             JEFFREY M. JONES, ESQ.
                               WAYNE D. SWAN, ESQ.
                          DURHAM JONES & PINEGAR, P.C.
                           BROADWAY CENTRE, SUITE 900
                                111 EAST BROADWAY
                           SALT LAKE CITY, UTAH 84111
                                 (801) 415-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                        Proposed           Proposed
                                                        Maximum            Maximum
Title of Class of                Amount                 Offering           Aggregate          Registra-
Securities                       To be                  Price              Offering           tion
to be Registered                 Registered (1)         Per Share (2)      Price (2)          Fee (2)
--------------------------------------------------------------------------------------------------------

Common Stock,                    9,385,113 shares       $ 4.9375           $ 46,338,995       $ 12,234
$.001 par value per share

--------------------------------------------------------------------------------------------------------

(1) Includes 7,766,990 shares, representing 150% of the shares issuable upon conversion of 5% Convertible Subordinated Notes at the assumed conversion price of $3.8625 per share, and 1,618,123 shares issuable upon exercise of warrants issued simultaneously with convertible notes.

(2) Estimated solely for purposes of calculating the registration fee on the basis of the average high and low sale price of the common stock on the Nasdaq National Market on August 10, 2000.

         Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) OF THE ACT, MAY DETERMINE.

================================================================================

Prospectus                        Subject to Completion.   Dated August 14, 2000

The information in this prospectus is not complete, and it may change. This prospectus is included in a registration statement that BriteSmile filed with the Securities and Exchange Commission. The selling shareholders cannot sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state where an offer to sell or the solicitation of an offer to buy is not permitted.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                BriteSmile, Inc.

                                9,385,113 Shares
                     Common Stock, par value $.001 per share

         The shareholders of BriteSmile, Inc. identified under the caption "SELLING SHAREHOLDERS" on page 9 of this prospectus are offering and selling up to 9,385,113 shares of BriteSmile's common stock (the "Shares") under this prospectus. The Shares being offered include: (i) up to 7,766,990 shares which may be issued upon the conversion of $20,000,000 principal amount of BriteSmile's 5% Convertible Subordinated Notes due 2005 (the "Notes"), and (ii) 1,618,123 shares that may be issued upon the exercise of Common Stock purchase warrants (the "Warrants") that were issued simultaneously with the Notes. The Notes and the Warrants were previously issued by us in private placement transactions. See "SELLING SHAREHOLDERS."

         Even though the Shares may be offered for resale under this prospectus, the Selling Shareholders are not obligated to sell all or any of the Shares. The Selling Shareholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds. We will, however, be relieved of our obligations under the Notes if the Selling Shareholders convert them into Common Stock, and we will receive proceeds from the exercise of the Warrants, unless the Selling Shareholders take advantage of the "cashless" exercise features of the Warrants.

         INVESTING IN BRITESMILE'S COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF THINGS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         BriteSmile's Common Stock is quoted on the Nasdaq National Market and trades under the symbol "BSML". The closing sale price for the Common Stock on August 10, 2000 on the Nasdaq National Market was $4.875 per share.

                              --------------------





     The Securities and Exchange Commission and State Securities Regulators have not approved or disapproved the Shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 August 10, 2000

         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                Table of contents

Summary about BriteSmile and this offering.....................................2
Where you can find more information............................................4
Incorporation of Certain Documents by Reference ...............................5
Explanation about forward-looking information..................................5
Risk factors...................................................................6
Use of proceeds................................................................9
Selling shareholders...........................................................9
Plan of distribution..........................................................11
Legal matters.................................................................12




                              ---------------------

                                     Summary

         This summary highlights selected information and does not contain all of the information that is important to you. We urge you to read the entire prospectus carefully and any information incorporated in the prospectus before you decide whether to buy our common stock. You should pay special attention to the risks of investing in our common stock discussed under "Risk Factors."

BriteSmile

         BriteSmile, Inc., a Utah corporation, and its affiliates develop, produce, sell and lease advanced teeth whitening products, services and technology. BriteSmile's operations include the development of technologically advanced teeth whitening processes that are distributed in professional salon settings known as BriteSmile Professional Teeth Whitening Centers ("Centers"). BriteSmile leases its technology to existing cosmetic dental offices known as BriteSmile Professional Teeth Whitening Associated Centers ("Associated Centers").

         BriteSmile offers consumers a new, simple and safe way to return their teeth to their optimal natural whiteness in just over a one and one-half hour visit to a Center or Associated Center.

         Consumers may choose to visit a Center or Associated Center. These Centers are located in major metropolitan areas nationwide. BriteSmile Centers offer clients a salon-like environment dedicated solely to the business of teeth whitening and are staffed by licensed dentists and trained dental assistants. Alternatively, consumers can visit a BriteSmile Associated Center, where a local dentist administers the BriteSmile procedure in the dentist's established office.

         The BriteSmile Center provides the anchor in each market, with the geographically contiguous Associated Centers providing consumers with multiple location options. This "cluster" of Associated Centers surrounding a Center allows BriteSmile to have maximum impact in a market, while at the same time leveraging marketing and support dollars, and optimizing consumer exposure to the BriteSmile brand.

         BriteSmile developed its current tooth whitening technology (the "BriteSmile 2000 Light Activated Teeth Whitening System", "BS2000" or "LATW") in the fiscal year ended March 31, 1999 ("Fiscal 1999") and began distribution in the fourth fiscal quarter of Fiscal 1999. In November 1999 BriteSmile introduced its new BriteSmile 3000 LATW keycard system (the "BS3000") into Associated Centers. The BS3000, a mobile version of the BS2000, can be installed more quickly and provides the flexibility and mobility required in dental offices.

         The BS2000 and BS3000 teeth whitening devices utilize a gas plasma light technology. The power level is well below levels used in other bleaching systems. BriteSmile's unique fiberoptic delivery arm permits blue green light to reach all 16 front teeth simultaneously, whitening the teeth by activating BriteSmile's wavelength specific gel during three consecutive twenty-minute sessions.

         In 1998 under the direction of Dr. John Warner, BriteSmile pursued an accelerated program to develop the LATW device and method. In connection with this development effort, BriteSmile engaged two nationally recognized firms to provide BriteSmile with product design and electrical engineering technology and know how. Chemical products and reagents for use with the new LATW device were developed under an agreement with OraCeutical LLC of Lee, Massachusetts. Dr. Anthony Cipolla, D.D.S. provided technical support and clinical direction in combining the device and chemical products to achieve an effective and safe LATW system. BriteSmile conducted clinical trials during the fall of 1998 and began to secure leased space for Centers, recruit staff and prepare advertising for the new LATW product.

         On February 15, 1999, BriteSmile introduced its new LATW system in Centers located in Walnut Creek, California. Subsequently, BriteSmile has opened 13 additional Centers and over 500 Associated Centers throughout the U.S. and in Argentina, Belgium, France, Holland, Italy, Japan, Singapore, and Switzerland. BriteSmile's Centers are currently operating in Beverly Hills, Irvine, Pasadena, Walnut Creek, Palo Alto and La Jolla, CA; Coral Gables, Ft. Lauderdale and Boca Raton, FL; Honolulu, HI; Atlanta, GA; Houston, TX; Denver, CO; and Boston, MA.

         At June 19, 2000 BriteSmile had 14 Centers in operation located in 9 major U.S. cities. Additionally, BriteSmile had contracted with dentists to operate over 700 Associated Centers, of which, over 500 were in operation in locations throughout the United States and around the world in countries including Switzerland, Argentina, Japan, Belgium, Singapore and Italy. BriteSmile plans to open additional Centers and Associated Centers throughout the United States and in select additional foreign countries. BriteSmile is committed to providing superior teeth whitening through leading-edge technology and products.

This offering

         As of August 3, 2000 the Company had closed Securities Purchase Agreements ("Note Purchase Agreements") with eleven investors ("Investors"), seven of whom had previously been affiliated with the Company, its executive officers and directors (the "Note Offering"). Pursuant to the Note Purchase Agreements, the Investors purchased the Company's 5% Subordinated Convertible Notes due in five years (the "Notes") in the aggregate principal amount of $20,000,000. Of the $20,000,000 total proceeds to the Company, $15,583,332 was received in an initial closing on June 29, 2000. The balance of $4,416,667 was received in a subsequent closing on August 3, 2000.

         The  Company  also  issued  to  the  Investors,   pro  rata,   warrants
("Warrants") to purchase a total of 1,618,122 shares of Common Stock.

         Four of the Investors, who purchased a total of $4,300,000 principal amount of the Notes, are unaffiliated with the Company. These unaffiliated investors are CapEx, L.P., Pacific Mezzanine Fund, VenCap Opportunities Fund, L.P., and Wendell Starke as Trustee under trust dated 10-02-1991.

         Seven of the Investors, who purchased an aggregate amount of $15,700,000 of the Notes, are presently affiliates of the Company. The affiliated Investors include LCO Investments Limited (shareholder and affiliated with director Anthony Pilaro), John Reed (shareholder, CEO and director), Gasper Lazzara, Jr. (director), Andrew McKelvey (shareholder and affiliated with director Bradford Peters), and Pequot Private Equity Fund II, L.P., Pequot International Fund, Inc., and Pequot Partners Fund, L.P. (shareholders and affiliated with director Gerald Poch).

Terms and Conditions of the Notes

         The Notes bear interest on the unpaid principal balance at the rate of 5% per annum. Interest on the Notes is payable in cash on the last day of each March and the last day of each September during the term of the Notes. The principal amount of the Notes is due and payable five years from the date of purchase of the Notes.

         The Notes are convertible into shares of the Company's Common Stock at a per share conversion price of $6.18, which is 120% of the average of the closing bid price of the Common Stock during the ten trading day period immediately prior to June 27, 2000, the date the transaction documents for the initial closing of the Note Offering were signed. On June 27, 2000, the closing sales price of the Company's Common Stock as quoted on NASDAQ was $5.563. On August 3, 2000, the effective date of the subsequent closing of the Note Offering, the closing sales price of the Common Stock on NASDAQ was $4.563.

         The conversion price of the Notes is subject to a one-time adjustment downward in nine months from closing to 102% of the market price of the Common Stock on the adjustment date (provided that in no event will such price be adjusted downward to less than $3.8625 per share). The conversion price is also subject to additional adjustments from time to time upon the occurrence of certain other events described in the Notes and Warrants, including future issuances of Common Stock for consideration less than the conversion price then in effect, stock splits or reverse stock splits, and the occurrence of certain major corporate events such as mergers, sale of assets, tender offers or exchange offers.

         Pursuant to a Registration Rights Agreement between the Investors and the Company, the Company agreed to register with the Securities and Exchange Commission (the "Commission"), within 120 days from the initial closing date of June 27, 2000, the shares of Common Stock underlying the Notes and Warrants for resale under the Securities Act of 1933, as amended.

Terms and Conditions of the Warrants

         Each purchaser of Notes in the Note Offering also received Warrants to purchase shares of Common Stock of the Company. Pursuant to the Note Purchase Agreements, the number of shares of Common Stock issuable upon the exercise of the Warrants is equal to the quotient of (A) the product of the aggregate principal amount of Notes purchased by each Purchaser multiplied by 0.50, divided by (B) $6.18 (the Conversion Price on the Issuance Date, as those terms are defined in the Notes).

         The Warrants issued in connection with the Note Offering have a term of five years and an exercise price of $7.21 per share. The exercise price of the Warrants equals 140% of $5.15, i.e. the 10-day average Market Price of the Common Stock as of the date of signing the Note Purchase Agreement. The exercise price of the Warrants is subject to adjustment upon certain events specified in the Warrant, including the subsequent issuance by the Company of shares of its Common Stock at prices lower than the original Warrant exercise price.

         Copies of the form of Securities Purchase Agreement for the Note Offering, together with the form of Notes and Warrants issued to the Investors, are included as exhibits to the Company's Current Report on Form 8-K filed with the Commission on July 3, 2000.

                       Where you can find more information

         We file annual, quarterly and periodic reports, proxy statements and other information with the United States Securities and Exchange Commission (the "Commission"). You may inspect these documents without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048, and the Chicago Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and you may obtain copies of these documents from the Commission's Public Reference Room at its principal office. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

         We have filed a registration statement on Form S-3 with the Commission relating to the offering by the selling shareholders of common stock pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Any statements we make in this prospectus or that we incorporate by reference concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 Incorporation of Certain Documents by Reference

         We have filed the following documents with the Commission, each of which is incorporated into and made a part of this prospectus:

o Our Annual Report on Form 10-KSB for the fiscal year ended April 1, 2000; o Our current report on Form 8-K dated as of July 3, 2000; and o Our Quarterly Report on Form 10-Q for the quarter ended July 1, 2000.

         All of the documents we have filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby are incorporated by reference into this prospectus from the date we file the documents with the Commission. Any statement contained in this prospectus or in a document incorporated in this prospectus by reference shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is incorporated by reference into this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         Upon request, we will provide a copy of any or all of the documents incorporated by reference in this prospectus, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered. You should direct written or telephone requests for such copies to our principal office: BriteSmile, Inc., 490 North Wiget Lane, Walnut Creek, CA 94598,
Attention: Chief Financial Officer (telephone: (925) 941-6260).


                  Explanation about forward-looking information

          This prospectus, including information contained in documents that are incorporated by reference in this prospectus, contains "forward-looking statements," as that term is defined by federal securities laws, that relate to the financial condition, results of operations, plans, objectives, future performance and business of BriteSmile. These statements are frequently preceded by, followed by or include the words "believes," "expects," "anticipates," "estimates" or similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among other things:

o Anticipated trends in our business, including consumer acceptance of and willingness to pay for teeth whitening services;

o Adequacy of our management and infrastructure to manage growth in sales and locations;

o Deployment of additional centers at new locations and increasing sales at existing locations;

o        Securing capital for future acquisitions and growth; and

o        Adaptation to changes in the regulatory environment.

         In addition to these risks, in the section of the prospectus entitled "Risk Factors" we have summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included in this prospectus. We advise you not to place undue reliance on such forward-looking statements in light of the material risks and uncertainties to which they are subject. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  Risk Factors

     An investment in our common stock involves risk. You should carefully consider the risks described below in addition to the other information presented in this prospectus or incorporated by reference into this prospectus before deciding to invest in our common stock. The risks and uncertainties described below are not the only ones facing BriteSmile. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected.

We have a limited operating history upon which to evaluate our likelihood of success.

         We have only manufactured and distributed our BriteSmile 2000 Light Activated Teeth Whitening Systems since November 1998, and our portable
BriteSmile 3000 LATW keycard system since November 1999. We opened our first company-owned Center in Walnut Creek, California in February 1999, and
Associated Centers began performing the first teeth whitening procedures in December 1999. Therefore, we have a limited relevant operating history upon which to evaluate the likelihood of our success. Factors such as the risks, expenses and difficulties frequently encountered in the operation and expansion of a new business and the development and marketing of new products must be considered in evaluating the likelihood of our success.

We have a history of losses and accumulated deficit and this trend of losses may continue in the future.

         For the fiscal year ended April 1, 2000 we had a net loss of $23,516,000 and for the fiscal year ended March 31, 1999 we had a net loss of $11,767,000. For the First Quarter ended July 1, 2000, we incurred a net loss of $8,235,950. As of July 1, 2000, our accumulated deficit was $53,530,133. Our ability to obtain and sustain profitability will depend, in part, upon the successful marketing of our existing products and the successful and timely introduction of new products. We can give no assurances that we will achieve profitability or, if achieved, that we will sustain profitability.

Dependence on consumer acceptance of our light-activated teeth whitening ("LATW") method.

         We derive substantially all of our revenues from our LATW methods and procedures, a relatively new teeth-whitening concept for consumers. Our success will depend in large part on our ability to successfully encourage consumers, dentists, and dental office employees to switch from traditional bleaching tray whitening methods to our LATW system.

Changes in technology.

         The dental device and supply industry is characterized by rapid technological change. As technological changes occur in the marketplace, we may have to modify our products in order to become or remain competitive or to ensure that our products do not become obsolete. If we fail to anticipate or respond in a cost-effective and timely manner to government requirements, market trends or customer demands, or if there are any significant delays in product development or introduction, our revenues and profit margins may decline which could adversely affect our cash flows, liquidity and operating results.

We may have problems raising the money needed in the future.

         Our growth strategy includes investment in and expansion of Centers and Associated Centers throughout the United States and internationally. To finance our prior growth we have sold debt and equity securities. We are currently exploring alternatives to fulfill these requirements, including the sale of additional debt or equity securities, but cannot assure that additional financing will be available when needed or that, if available, it will be on terms favorable to us or our stockholders. If needed funds are not available, we may be required to limit or forego the establishment of new Centers or Associated Centers, the development of new products or limit the scope of our current operations, which could have a material adverse effect on our business, operating results and financial condition. We may be required to take other actions that may lessen the value of our common stock, including borrowing money on terms that are not favorable to us. If we raise the needed funds through the sale of additional shares of our common stock or securities convertible into shares of our common stock it may result in dilution to current stockholders.

We are subject to competition.

         The market for teeth whitening products and services is highly competitive. Competition in the market for teeth whitening products and services may intensify in the future. Numerous well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing products and services that will compete with our products and services. In addition, many of our current and potential competitors have greater financial, technical, operational, and marketing resources. We may not be able to compete successfully against these competitors in developing our services. Competitive pressures may also force prices for teeth whitening services down and such price reductions may affect our potential future revenue.

We are susceptible to product liability suits and if a lawsuit is brought against us it could result in us having to pay large legal expenses and/or judgments.

         Although we have not had any product liability claims, because of the nature of the dental device industry, there can be no assurance that we will not be subject to such claims in the future. Our products come into contact with vulnerable areas of the human body, such as the mouth, tongue, teeth and gums, and, therefore, the sale and support of dental products makes us susceptible to the risk of such claims. A successful product liability claim or claim arising as a result of use of our products brought against us, or the negative publicity brought up by such claim, could have a material adverse effect upon our business. We maintain product liability insurance with coverage limits of $5,000,000 per occurrence and $5,000,000 per year. While we believe that we maintain adequate insurance coverage, we do not guarantee that the amount of insurance will be adequate to satisfy claims made against us in the future, or that we will be able to obtain insurance in the future at satisfactory rates or in adequate amounts.

Future growth may place strains on our managerial, operational and financial resources.

         If we grow as expected, a significant strain on our managerial, operational and financial resources may occur. Further, as the number of our Centers, Associated Centers, customers, advertisers and other business partners grows, we will be required to manage multiple relationships with various Associated Center dentists, customers, strategic partners and other third parties. Future growth or increase in the number of our strategic relationships will strain our managerial, operational and financial resources, inhibiting our ability to achieve the rapid execution necessary to successfully implement our business plan. In addition, our future success will also depend on our ability to expand our sales and marketing organization and our support organization commensurate with the growth of our business and the public's interest in teeth whitening.

We may experience shortages of the supplies we need because we do not have long-term agreements with suppliers.

         Our success depends to a large degree on our ability to provide our affiliated dentists with our state-of-the -art Light Activating Devices, and a sufficient supply of teeth whitening gels and maintenance products. Since our BriteSmile 2000 device was first used commercially, we have relied upon manufacturing and supply agreements with multiple suppliers and one manufacturer. We have no long-term purchase contracts or other contractual assurance of continued supply, pricing or access to new products. While we believe that we have good relationships with our suppliers, if we are unable to obtain merchandise from one or more key vendors on a timely basis, or if there is a significant change in our ability to obtain necessary equipment and supplies, our results of operations could be seriously harmed.

We need to successfully manage our growth in order for the addition of our new centers to be profitable.

         Even though we have grown significantly in the past two years in terms of numbers of Centers and Associated Centers opened and in operation, we may not be able to achieve profitable operations at the Centers and to sustain the growth in the number of Centers opened. Our growth is dependent, in large part, upon opening and operating new Centers and Associated Centers on a profitable basis, which in turn is subject to, among other things, securing suitable sites on satisfactory terms, hiring, training and retaining qualified dentists, support staff, and other personnel, having adequate capital resources and successfully integrating new Centers into existing operations. It is possible that our new Centers will not achieve sales and profitability comparable to our Centers which are currently profitable.

Our recent sale of 5% convertible subordinated notes and warrants to purchase common stock may result in substantial dilution to our common shareholders.

         On June 29, 2000 and August 3, 2000 we sold an aggregate of $20,000,000 in principal amount of 5% Convertible Promissory Notes, together with Warrants to purchase up to 1,618,122 shares of Common Stock at $7.21 per share. Holders of the Notes may convert their Notes into 3,236,245 shares of common stock at a conversion price of $6.18 per share. The conversion price of the Notes is subject to a one-time adjustment downward in nine months from closing to 102% of the market price of the Common Stock on the adjustment date (provided that in no event will such price be adjusted downward to less than $3.8625 per share). The conversion price is also subject to additional adjustments from time to time upon the occurrence of certain other events described in the Notes and Warrants, including future issuances of Common Stock for consideration less than the conversion price then in effect, stock splits or reverse stock splits, and the occurrence of certain major corporate events such as mergers, sale of assets, tender offers or exchange offers.

A large volume of sales of our common stock resulting from the conversion of notes and/or the exercise of warrants may result in downward pressure or increased volatility in the trading price of our common stock.

         Because we have agreed to register for resale the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, the holders thereof may sell without regard to any volume restrictions, including the volume restrictions set forth in Rule 144 promulgated under the Securities Act of 1933. As a result, sales by the holders of the Notes and the Warrants could lead to an excess supply of shares of our Common Stock being sold which could, in turn, result in downward pressure or increased volatility in the trading price of our Common Stock.

BriteSmile has a significant amount of debt

     BriteSmile has a significant amount of debt outstanding consisting primarily of $20 million principal amount of 5% Convertible Subordinated Notes. The degree to which BriteSmile is leveraged could have important consequences to the shareholders, including the following:

o BriteSmile's ability to obtain additional financings for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

o BriteSmile must pay interest on its notes leaving less funds for other purposes;

o BriteSmile may be at a competitive disadvantage to its less leveraged competitors; and

o BriteSmile may be more vulnerable to a downturn in general economic conditions.

         If BriteSmile were to be in default under the notes for any reason, there can be no assurance that any assets will remain for BriteSmile's shareholders after payment of amounts owed to the note holders.

BriteSmile does not intend to pay dividends

         BriteSmile does not anticipate paying any cash dividends on its common stock to its shareholders for the foreseeable future. BriteSmile intends to retain future earnings, if any, for use in the operation and expansion of its business. In addition, the 5% Convertible Subordinate Notes contain, and it is probable that any debt financing agreements entered into by BriteSmile in the future will contain, restrictions on BriteSmile's ability to declare dividends.

                                 Use of proceeds

         The shares of common stock being offered are solely for the accounts of the selling shareholders. BriteSmile will not receive any proceeds from the sale of the common stock. However, to the extent selling shareholders convert their 5% Convertible Subordinated Notes to common stock or exercise stock purchase warrants, BriteSmile will be released from obligations under such notes or may receive proceeds from the exercise of warrants, except in such cases where the warrants have "cashless" exercise features and such features are invoked.

                              Selling Shareholders

         The table below lists the selling shareholders and other information regarding the actual or potential beneficial ownership of our common stock by each of the selling shareholders as of August 10, 2000. Of the 9,385,113 shares of common stock offered by the selling shareholders:

        o Up to 7,766,990 shares are available for the resale of shares issuable upon the conversion of the aggregate $20,000,000 principal amount of our 5% Convertible Subordinated Notes that we issued on June 29, 2000 and August 3, 2000; and

        o Up to 1,618,123 shares are issuable upon the exercise of warrants issued to the purchasers of our convertible notes.

         The second column of the table sets forth the number of shares beneficially held by each selling shareholder on August 10, 2000, including the number of shares which would have been held by each selling shareholder on August 10, 2000 upon conversion of all principal on our convertible notes and warrants then held by that selling shareholder without regard to restrictions on the number of shares that a selling shareholder may own at any time.

         Our conversion calculations with respect to the convertible notes assume a conversion price per share of $5.15, which is the conversion price described in the convertible notes. However, the convertible notes also contain a provision for a one-time downward adjustment to no less than 75% of the then prevailing market price of our common stock, which adjustment shall occur, if at all, nine months after the original issuance date of the convertible notes. Assuming such adjustment, the per share conversion price would be $3.8625. The selling shareholders who hold convertible notes are offering the shares of common stock that they may acquire on conversion of our Convertible Notes and exercise of the related warrants, as indicated in the third column. The total number of shares which we have registered for resale on conversion of the Convertible Notes represent approximately 150% of the shares that would have been issuable to the selling shareholders on August 10, 2000 upon conversion of all of the Convertible Notes, assuming that the one-time downward adjustment had been made as of such date to the lowest possible conversion price, plus 1,618,123 shares issuable upon the exercise of all of the warrants issued to such selling shareholders. The information provided in the table below has been obtained from the selling shareholders.

                                         Shares Owned by                                           Percentage of
                                         or Issuable to                            Shares Owned       Shares
                                            Selling           Shares Offered by    Beneficially    Beneficially
                                        Shareholder Prior       this Offering       After this     Owned After the
                                           to Offering(1)          Hereby             Offering      Offering(2)
       Name of Selling Shareholders

  LCO Investments Limited                 13,633,159 (3)        1,106,391          12,526,768         51.9%



  Andrew McKelvey                          1,620,104 (4)         1,086,165            533,939          2.2%



  Pequot Capital Management, Inc.          4,364,658 (5)         1,011,325          3,353,333         13.9%


  John Reed                                1,418,618 (6)           242,718          1,175,900          4.9%


  Dr. Gasper Lazzara, Jr.                    364,077 (7)           364,077                  0            *


  CapEx, L.P.                                485,437 (8)           485,437                  0            *


  Pacific Mezzanine Fund                     364,077 (9)           364,077                  0            *


  VenCap Opportunities Fund, L.P.            145,631 (10)          145,631                  0            *


   Wendell M. Starke as Trustee UDT           48,543 (11)           48,543                  0            *
   dated 10-02-1991

---------------------

*        Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or convertible securities held by that person that are currently convertible or exercisable or convertible or exercisable within 60 days of the date hereof are deemed outstanding, subject to the limitation on the conversion of our Convertible Notes which prevents the holders thereof from holding over 4.99% of our outstanding common stock at any time. Except as indicated in the footnotes to this table and as provided pursuant to applicable community property laws, the shareholders named in the table have sole voting and investment power with respect to the shares set forth opposite each shareholder's name.

(2) Percentage of Shares Beneficially Owned After this Offering reflects 23,970,685 shares outstanding as of August 10, 2000.

(3) Shares Owned Beneficially Prior to the Offering includes (i) 11,526,768 shares owned of record and beneficially by LCO Investments Limited,
         (ii) 1,000,000 shares held indirectly through PdeP Tech Limited, a subsidiary of LCO Investments Limited, (iii) 737,594 shares issuable upon the conversion of convertible notes, and (iv) 368,797 shares issuable upon exercise of warrants. Anthony M. Pilaro, a director of BriteSmile. Mr. Pilaro is Chairman of CAP. CAP is the sole trustee of the ERSE Trust, of which LCO is a wholly owned subsidiary.

(4) Shares Owned Beneficially Prior to the Offering includes (i) 533,939 shares owned directly, (ii) 724,110 shares issuable upon the conversion of convertible notes, and (iii) 362,055 shares issuable upon exercise of warrants.

(5) Shares Owned Beneficially Prior to the Offering includes (i) 1,666,667 shares held of record, 337,109 shares issuable upon conversion of convertible notes, and 168,554 shares issuable upon exercise of warrants by Pequot Private Equity Fund II, L.P.; (ii) 833,333 shares held of record, 168,554 shares issuable upon conversion of convertible notes, and 84,277 shares issuable upon exercise of warrants by Pequot Partners Fund, L.P.; (iii) 833,333 shares held of record, 168,554 shares issuable upon conversion of convertible notes, and 84,277 shares issuable upon exercise of warrants by Pequot International Fund, Inc.; and (iv) 20,000 shares held of record by Pequot Scout Fund, L.P. All of the Pequot entities listed above are managed by Pequot Capital Management, Inc., which holds voting and dispositive power for all shares of stock held by the Pequot entities.

(6) Shares Owned Beneficially Prior to the Offering includes (i) 575,900 shares owned beneficially, (ii) options to purchase 350,000 shares at $2.50 per share, (iii) options to purchase 250,000 shares at $9.25 per share, (iv) 161,812 shares issuable upon the conversion of convertible notes, and (v) 80,906 shares issuable upon exercise of warrants.

(7) Shares Owned Beneficially Prior to the Offering includes (i) 242,718 shares issuable upon the conversion of convertible notes, and (ii) 121,359 shares issuable upon exercise of warrants.

(8) Shares Owned Beneficially Prior to the Offering includes (i) 323,625 shares issuable upon the conversion of convertible notes, and (ii) 161,812 shares issuable upon exercise of warrants.

(9) Shares Owned Beneficially Prior to the Offering includes (i) 242,718 shares issuable upon the conversion of convertible notes, and (ii) 121,359 shares issuable upon exercise of warrants.

(10) Shares Owned Beneficially Prior to the Offering includes (i) 97,087 shares issuable upon the conversion of convertible notes, and (ii) 48,544 shares issuable upon exercise of warrants.

(11) Shares Owned Beneficially Prior to the Offering includes (i) 32,362 shares issuable upon the conversion of convertible notes, and (ii) 16,181 shares issuable upon exercise of warrants.

         We are registering the shares for resale by the selling shareholders in accordance with registration rights we have granted to the selling shareholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel and the selling shareholders' counsel in connection with this offering, but the selling shareholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares. In addition, we have agreed to indemnify the selling shareholders, and certain affiliated parties against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"), in connection with this offering. The selling shareholders have agreed to indemnify us and our directors and officers, as well as any person that controls us, against certain liabilities, including certain liabilities under the Securities Act. The position of the Commission is that indemnification of our directors or officers, or persons that control us for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              Plan of Distribution

         The selling shareholders (or, subject to applicable law, their pledgees, donees, distributees, transferees or other successors in interest) may sell shares from time to time in public transactions, on or off the Nasdaq National Market, or private transactions, at prevailing market prices or at privately negotiated prices, including but not limited to, one or any combination of the following types of transactions:

        o        ordinary brokers' transactions;

        o transactions involving cross or block trades or otherwise on the Nasdaq National Market;

        o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

        o "at the market" to or through market makers or into an existing market for the common stock;

        o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

        o through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

        o        in privately negotiated transactions; or

        o        to cover short sales.

         In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. The selling shareholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling shareholders also may sell shares short and deliver the shares to close out such short positions. The selling shareholders also may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders also may pledge the shares to a broker-dealer or financial institution, and upon a default, the broker-dealer or financial institution may effect sales of the pledged shares pursuant to this prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders in amounts to be negotiated in connection with the sale. The selling shareholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such
commission,   discount  or   concession   may  be  deemed  to  be   underwriting
compensation.

         Information as to whether underwriters who the selling shareholders may select, or any other broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters that the selling shareholders may select or by any broker-dealer acting as principal or agent for the selling shareholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent any such information exists or is required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

         We have advised the selling shareholders that during such time as they may be engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

                                  Legal matters

         The validity of the Shares offered hereby will be passed upon for BriteSmile by Durham Jones & Pinegar, P.C., Broadway Centre, Suite 900, 111 East Broadway, Salt Lake City, Utah 84144.

                                Table of Contents

Summary about BriteSmile and this offering..........2
Where you can find more information.................4
Incorporation of Certain Documents by Reference ....5
Explanation about forward-looking information.......5
Risk factors........................................6
Use of proceeds.....................................9
Selling shareholders................................9
Plan of distribution...............................11
Legal matters......................................12



                              --------------------

                                BriteSmile, Inc.

                                    9,385,113
                                     SHARES

                                  COMMON STOCK

                              --------------------

                                   PROSPECTUS

                               -------------------

                                 August __, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee - Securities and Exchange  Commission  $   12,234
Legal fees and expenses of the Company                15,000
Accounting fees and expenses                          15,000
Blue Sky fees and expenses                               --
Printing expenses                                        500
Miscellaneous expenses                                 5,000
                                                  ----------
Total Expenses                                    $   47,734
                                                  ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 16-10a-901 et. seq. of the Utah Business Corporation Act (the "Utah Act"), together with Article 5 of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the Utah Act and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Article 5 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ITEM 16. LIST OF EXHIBITS.

4 Articles Adopting Amended and Restated Articles of Incorporation dated January 31, 2000 (incorporated by reference to Exhibit 3.05 to the Quarterly Report on Form 10-QSB of BriteSmile, Inc. for the quarter ended December 31, 1999)

5        Opinion of Durham, Evans, Jones & Pinegar, P.C.

23.1 Consent of Durham, Evans, Jones & Pinegar, P.C., included in Exhibit 5 filed herewith.

23.2     Consent of Ernst & Young LLP

-------------------

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on this 14th day of August, 2000.

                                          BriteSmile, Inc.

                                          By:      /s/ Paul A. Boyer
                                                   -----------------------------
                                                   Paul A. Boyer
                                                   Executive VP, Chief Financial
                                                   Officer and Secretary

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                Date

/s/ Anthony M. Pilaro          Chairman of the Board of         August 14, 2000
---------------------          Directors
Anthony M. Pilaro

/s/ John L. Reed               Chief Executive Officer          August 14, 2000
----------------               and Director (Principal
John L. Reed                   Executive Officer)


/s/ Linda S. Oubre             Director                         August 14, 2000
------------------
Linda S. Oubre

/s/ R. Eric Montgomery         Director                         August 14, 2000
----------------------
R. Eric Montgomery

/s/ Jennifer A. Scott          Director                         August 14, 2000
---------------------
Jennifer A. Scott

/s/ Gerald Poch                Director                         August 14, 2000
---------------
Gerald Poch

                              Director                          August   , 2000
---------------------------                                           ---
Dr. Gasper Lazzara, Jr.

/s/ Bradford Peters            Director                         August 14, 2000
-------------------
Brad Peters

                               Director                         August   , 2000
------------------                                                    ---
Harry Thompson

                               Director                         August   , 2000
------------------                                                    ---
Peter Schecter

                                  EXHIBIT INDEX

4 Articles Adopting Amended and Restated Articles of Incorporation dated January 31, 2000 (incorporated by reference to Exhibit 3.05 to the Quarterly Report on Form 10-QSB of BriteSmile, Inc. for the quarter ended December 31, 1999)

5        Opinion of Durham, Evans, Jones & Pinegar, P.C.

23.1 Consent of Durham, Evans, Jones & Pinegar, P.C., included in Exhibit 5 filed herewith.

23.2     Consent of Ernst & Young LLP